MODAVOX, INC.

                        ACTION OF THE BOARD OF DIRECTORS
                                       BY
                  UNANIMOUS WRITTEN CONSENT IN LIEU OF MEETING
                            DATED AS OF MAY 11, 2006

      The undersigned, being all the members of the Board of Directors (the "Board") of Modavox, Inc., a Delaware corporation (the "Corporation"), hereby consent to the adoption of the following resolutions by unanimous written consent of the Board pursuant to Section 141 of the Delaware General Corporation Law, effective as of the date first written above (the "Consent").

WAIVER OF KINO MERGER CONDITIONS

            WHEREAS, with regards to the Agreement and Plan of Reorganization, dated as of December 5, 2005 (the "Agreement"), by and among the Corporation, Kino Acquisition Sub, Inc. ("Kino Sub"), a Delaware corporation and wholly owned subsidiary of the Corporation, and Kino Interactive Group, LLC, an Arizona limited liability company ("KinoInter"), in order to move forward with the transactions contemplated in the Agreement (the "Merger"), the parties to the Agreement have waived certain closing conditions under the Agreement;

            NOW, THEREFORE, BE IT RESOLVED, that the waiver agreement, dated as of February 28, 2006, substantially in the form attached hereto as Exhibit A (the "Waiver Agreement") waiving the closing conditions under the Agreement as set forth therein be, and it hereby is, ratified, accepted, adopted, authorized, and approved in all respects; and it is further

            RESOLVED, that the execution of the Waiver Agreement by the Chief Executive Officer of the Corporation be, and it hereby is, ratified, accepted, adopted, authorized, and approved in all respects, and the officers of the Corporation be, and they hereby are, authorized, empowered and directed to take such further action they deem necessary or desirable to consummate and complete such transactions.

CERTIFICATES OF CORRECTION

            WHEREAS, in connection with the Merger, the Corporation filed with the Secretary of State of the State of Delaware on February 28, 2006 the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Modavox, Inc. (the "Series A Certificate") and the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Modavox, Inc. (the "Series B Certificate"); and


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            WHEREAS, it has come to the Board's attention that the Series A
      Certificate and Series B Certificate contain an inaccuracy or defect in that the formula set forth in Section 5(a) that is used to determine the conversion ratio for the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock erroneously listed the number four (4) as the denominator of the quotient of such formula, causing the initial conversion ratio pursuant to Section 5(a) to be a one-to-four ratio of common to preferred stock rather than the intended one-to-one ratio;

            NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the Certificate of Correction substantially in the form attached hereto as Exhibit B to correct the Series A Certificate; and it is further

            RESOLVED, that the Board hereby approves the Certificate of Correction substantially in the form attached hereto as Exhibit C to correct the Series B Certificate; and it is further

            RESOLVED, that the officers of the Corporation are authorized, empowered and directed to execute and file with the Secretary of State of the State of Delaware such Certificates of Correction, and take such further action they deem necessary or desirable to consummate and complete such transactions; and it is further

EMPLOYMENT AGREEMENTS

            RESOLVED, that the following employment agreements be, and they hereby are, ratified, accepted, adopted, authorized, and approved in all respects:

            o The Employment Agreement, dated as of October 15, 2005 and effective as of October 18, 2005, by and between the Corporation and David J. Ide, attached hereto as Exhibit D;

            o The Employment Agreement, effective as of February 28, 2006, by and between the Corporation and Nathan T. Bradley, attached hereto as Exhibit E;

            o The Employment Agreement, effective as of February 28, 2006, by and between the Corporation and Sean D. Bradley, attached hereto as Exhibit F; and

            o The Employment Agreement, effective as of February 28, 2006, by and between the Corporation and James Crawford, attached hereto as Exhibit G; and it is further

            RESOLVED, that the Corporation's Vice Chairman, Nathan T. Bradley, be, and he hereby is, authorized and directed to execute on behalf of the Corporation the aforementioned Employment Agreement by and between the Corporation and David J. Ide.


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KINO LICENSE AGREEMENT

            WHEREAS, following the merger of KinoInter with and into Kino Sub pursuant to the Merger, Kino Sub succeeded to the terms of that certain License Agreement, dated as of December 5, 2005 and effective as of December 1, 2005, by and between Kino Communications, L.L.C., an Arizona limited liability company ("KinoComm") and KinoInter, a copy of which is attached hereto as Exhibit H (the "License Agreement");

            RESOLVED, that the Corporation, as the sole stockholder of Kino Sub, hereby ratifies, accepts, adopts, authorizes, and approves in all respects the assumption by Kino Sub of the rights and obligations under the License Agreement and the transactions contemplated thereby.

PAYMENT OF INITIAL LICENSE FEE; REDEMPTION OF SERIES A PREFERRED

            WHEREAS, pursuant to the terms of the License Agreement, Kino Sub (as successor to KinoInter) was required to pay KinoComm an initial license fee of $125,000 on March 15, 2006, which was paid by the Corporation on behalf of Kino Sub on said date;

            WHEREAS, the Corporation issued 2,000,000 shares of its Series A Convertible Preferred Stock (the "Series A Preferred") to KinoComm, the sole member of KinoInter, pursuant to the Merger; and

            WHEREAS, pursuant to the terms of the Series A Certificate (as corrected), the Corporation shall have the right at any time to purchase all or any part of its Series A Preferred issued and outstanding by paying to the respective holders thereof the sum of twenty-five cents ($0.25) for each share of Series A Preferred redeemed; and

            WHEREAS, pursuant to the terms of the Series A Certificate (as corrected), the Corporation shall apply toward the purchase or redemption of the Series A Preferred as therein provided any funds it has paid, on behalf of Kino Sub, as license fees to KinoComm under the License Agreement;

            NOW, THEREFORE, BE IT RESOLVED, that (i) the payment on behalf of Kino Sub of $125,000 as a license fee to KinoComm on March 15, 2006; (ii) the application of such payment toward the redemption of 500,000 shares of the Series A Preferred; and (iii) the redemption by the Corporation on March 15, 2006 of 500,000 shares of the Series A Preferred held by KinoComm be, and they hereby are, ratified, accepted, adopted, authorized, and approved in all respects.


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ISSUANCES UNDER THE 2004 STOCK PLAN

            RESOLVED, that the following issuances of the Corporation's common stock under the Corporation's 2004 Stock Plan, and as registered pursuant to the Registration Statement on Form S-8 dated July 19, 2004 (Commission File No. 333-57818), be, and they hereby are, ratified, accepted, adopted, authorized, and approved in all respects:


            Recipient                           Number of Shares

            Eric Schedeler                           115,789
            1434 E. Cindy Street
            Chandler, AZ  85225

            Ben Bassi                                 73,778

LAW FIRM ENGAGEMENT

            RESOLVED, that the Board has determined that it is in the best interests of the Corporation and its shareholders to engage Rogers & Theobald LLP as the Corporation's corporate, securities and business counsel; and it is further

            RESOLVED, that the Board ratify, and it hereby ratifies David J. Ide's action as Chief Executive Officer of the Corporation in executing, the Rogers & Theobald LLP Engagement Letter, dated March 9, 2006, together with the Engagement Policies and Procedures and the form of Common Stock Purchase Warrant (together, the "Engagement Agreement") attached hereto as
      Exhibit I.

COMMON STOCK PURCHASE WARRANT; RESERVATION OF SHARES FOR ISSUANCE

            WHEREAS, as provided in the Engagement Agreement and in consideration of the payment of $100.00 to the Corporation, the Board desires to authorize and approve the issuance to Camelback Ventures, LLC, an Arizona limited liability company, of a common stock purchase warrant (the "Warrant"), dated as of March 9, 2006, in the form attached as
      Exhibit I, entitling it during the effective period of the Warrant to purchase a total number of shares of the Corporation's issued and outstanding common stock equal to two and one-half percent (2-1/2%) of the outstanding shares of the Corporation (including the effects of all outstanding options, warrants, and other rights to acquire shares of the Corporation as if exercised) as of the date of the Warrant ("Warrant Shares"), at an exercise price equal to the market price of a share of the Corporation's common stock on the date of the Warrant, as adjusted in accordance with the terms of the Warrant;


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            NOW, THEREFORE, BE IT RESOLVED, that the issuance of the Warrant be, and it hereby is, authorized and approved, and that the President and Chief Executive Officer or other officer of the Corporation be, and it hereby is, authorized and directed to execute, issue, and deliver to Camelback Ventures, LLC the Warrant and to take such other action as he may deem necessary or appropriate to carry out the intent of these resolutions; and it is further

            RESOLVED, that at all times during the period within which the Warrant is exercisable, the Corporation shall and hereby does reserve from its authorized and unissued common stock, for issuance and delivery upon exercise of the Warrant, such number of shares of its common stock as shall be required for issuance and delivery upon exercise of the Warrant, and that the Corporation hereby authorizes the issuance and delivery of the Warrant Shares; and it is further

            RESOLVED, that the Corporation hereby authorizes and directs its officers who are or in the future become charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Corporation's common stock upon the exercise of all or any part of the Warrant, from time to time, with no further action of any kind required by the Corporation or its Board of Directors; and it is further

GENERAL AUTHORITY

            RESOLVED, that each of the officers of the Corporation be, and each of them hereby is, authorized and directed to execute all documents and to take whatever action that he or she deems necessary or advisable on behalf of the Corporation to implement the foregoing resolutions and to carry out and perform the obligations of the Corporation as set forth in this Consent; and it is further

            RESOLVED, that each of the officers of the Corporation be, and each of them hereby is, authorized and empowered, for and on behalf of the Corporation, to: (i) execute and deliver any and all applications, agreements, documents, instruments, and certificates with respect to the foregoing resolutions; (ii) incur such costs and expenses; and (iii) do any and all acts and things that any one or more of the officers of the Corporation deems, in the exercise of his or her sole discretion, necessary, desirable, or appropriate in connection with this Consent, including without limitation the filing of one or more current reports on Form 8-K with the Securities and Exchange Commission containing disclosure with respect to the foregoing resolutions, and the execution and delivery of such applications, agreements, documents, instruments, and certificates to constitute conclusive proof of the appropriateness of such applications, agreements, documents, instruments, and certificates.


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This action may be signed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Any copy, facsimile telecommunication, or other reliable reproduction of this Consent may be substituted or used in lieu of the original Consent for any and all purposes for which the original Consent could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original Consent.

This Consent is effective as of the date first above written.


----------------------------------        ----------------------------------
Nathan T. Bradley                         Hubert Glover


----------------------------------        ----------------------------------
Jim Crawford                              Jay Stulberg


----------------------------------
David J. Ide

CONSTITUTING THE ENTIRE BOARD OF DIRECTORS OF MODAVOX, INC., A DELAWARE CORPORATION.


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                                    EXHIBIT A

                                WAIVER AGREEMENT

                                   (ATTACHED.)


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                                    EXHIBIT B

                      CERTIFICATE OF CORRECTION (SERIES A)

                                   (ATTACHED.)


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                                    EXHIBIT C

                      CERTIFICATE OF CORRECTION (SERIES B)

                                   (ATTACHED.)


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                                    EXHIBIT D

                           EMPLOYMENT AGREEMENT (IDE)

                                   (ATTACHED.)


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                                    EXHIBIT E

                        EMPLOYMENT AGREEMENT (N. BRADLEY)

                                   (ATTACHED.)


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                                    EXHIBIT F

                        EMPLOYMENT AGREEMENT (S. BRADLEY)

                                   (ATTACHED.)


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                                    EXHIBIT G

                         EMPLOYMENT AGREEMENT (CRAWFORD)

                                   (ATTACHED.)


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                                    EXHIBIT H

                                LICENSE AGREEMENT

                                   (ATTACHED.)


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                                    EXHIBIT I

                              ENGAGEMENT AGREEMENT

                                   (ATTACHED.)


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